UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2005

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

On March 2, 2005, Tripath Technology Inc. entered into the Severance Agreement and Release attached hereto as Exhibit 10.1 (the “Agreement”) with Clarke Seniff, Tripath’s former Chief Financial Officer. Pursuant to the Agreement, Tripath agreed to pay Mr. Seniff a lump sum payment equivalent to three (3) months of his base salary, less applicable withholding, reimburse him for the cost of COBRA through May 30, 2005 and accelerate the vesting of his stock options so that options to purchase 75,000 shares of Tripath common stock become fully vested and exercisable. Such options have an exercise price of $1.85 per share. Mr. Seniff has until September 15, 2005 to exercise these vested options. In return for this consideration Mr. Seniff agreed to release Tripath from all claims as more fully described in Section 5 of the Agreement. The Agreement will be effective on March 9, 2005.

The foregoing description of the Agreement is only a summary and is qualified in its entirely by reference to the aforementioned document contained in Exhibit 10.1, which is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Severance Agreement and Release dated March 2, 2005 by and between Tripath Technology Inc. and Clarke Seniff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Jeffrey L. Garon
Jeffrey L. Garon Vice President of Finance and Chief Financial Officer

Date: March 7, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Agreement and Release dated March 2, 2005 by and between Tripath Technology Inc. and Clarke Seniff.